Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-4
Form Type
Northwest Bancshares, Inc.
(Exact Name of Registrant as Specified in is Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	Common Stock, $0.01 par value	457(a)	20,628,654 (1)		$265,815,565 (2)	0.00015310	$ 40,696.37 (3)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

	Total Offering Amounts							$40,696.37

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$40,696.37

(1)
Represents an estimate of the maximum number of shares of common shares, $0.01 par value per share, of Northwest
Bancshares
, Inc. based upon an estimate of (x) the maximum number of shares of common stock, $5.55 par value, of Penns Woods Bancorp, Inc. as of January 23, 2025 issuable or expected to be exchanged in connection with the merger of Penns Woods Bancorp, Inc. with and into Northwest Bancshares, Inc., collectively equal to 8,649,331, multiplied by (y) the exchange ratio of 2.385 shares of Northwest Bancshares, Inc. common stock for each share of Penns Woods Bancorp, Inc. common stock.

(2)
Pursuant to Rule 457(c) and (f)(3) under the Securities Act, and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated as (A) the product of (i) $30.7325, the average of the high and low prices per share of Penns Woods Bancorp, Inc. common stock as reported on The Nasdaq Stock Exchange on January 22, 2025, the latest practicable date prior to the date of filing of this registration statement, and (ii) 8,649,331, the estimated maximum number of shares of common stock of Penns Woods Bancorp, Inc. that may be exchanged in the merger.

(3)
Calculated pursuant to Rule 457 under the Securities Act to be $40,696.37, which is equal to 0.00015310 multiplied by the proposed maximum aggregate offering price of shares of Northwest Bancshares, Inc. common stock of $265,815,565.